THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.



                      Void after 5:00 P.M. (Eastern Time),
              October 7, 2001, except as otherwise provided herein.


Series A No. 1                                           Warrant to Purchase
--------------                                     30,000 Shares of Common Stock

Date: December 8, 1998

                                     WARRANT
                           TO PURCHASE COMMON STOCK OF
                            CONMAT TECHNOLOGIES, INC.

         THIS CERTIFIES that, Mentor Management Company (herein called "Holder") or registered assigns, is entitled to purchase from ConMat Technologies, Inc. (herein called the "Company"), a corporation organized and existing under the laws of Delaware, at any time after December 8, 1998 and until 5:00 P.M. (Eastern Time) on October 7, 2001, Thirty Thousand (30,000) fully paid and nonassessable shares of Common Stock of the Company, $0.001 par value per share (the "Common Stock"), subject to adjustment as provided herein, at a purchase price of $1.00 per share, subject to adjustment as provided herein.

         1. Definitions. For the purpose of the Warrants:

            a. "Capital Stock" shall mean the Company's common stock, and any other stock of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

            b. "Exercise Period" shall mean the period beginning December 8, 1998 and ending October 7, 2001.

            c. "Market Price," as of any date, (i) means the average of the closing bid prices for the shares of Common Stock as reported on the Nasdaq SmallCap Market by Bloomberg Financial Markets ("Bloomberg") for the five (5) consecutive trading days immediately preceding such date, or (ii) if the Nasdaq SmallCap Market is not the principal trading market for the shares of Common Stock, the average of the last sale prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sale price for such period, the last bid price reported by Bloomberg for such period, or (iii) if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sale price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to a majority in interest of the holders of Warrants, with the costs of the appraisal to be borne by the Company.

            d. "Warrants of this Series" or "Warrants" shall mean the original Warrants to purchase up to 166,667 shares of Common Stock of the Company and any and all warrants which are issued in exchange or substitution for any outstanding Warrant pursuant to the terms of that Warrant.

            e. "Warrant Price" shall mean the price per share at which shares of Common Stock of the Company are purchasable hereunder, as such prices may be adjusted from time to time hereunder.

            f. "Warrant Shares" shall mean the stock purchased upon exercise of Warrants.


         2. Method of Exercise of Warrants.

            a. This Warrant may be exercised in whole or in part (but not as to fractional shares) on one or more occasions during the Exercise Period by the surrender of the Warrant, with the Purchase Agreement attachment hereto as Rider A properly completed and duly executed, at the principal office of the Company at Franklin Avenue and Grant Street, Phoenixville, Pennsylvania, or such other location which shall at that time be the principal office of the Company (the "Principal Office"), and upon payment to it of the Warrant Price for the shares to be purchased upon such exercise. The Warrant Price may be paid, at the Holder's option, by (i) delivering a certified check or bank draft or immediately available funds to the order of the Company for the entire Warrant Price, (ii) surrendering to the Company shares of Common Stock of the Company owned by the Holder having an aggregate market value (determined by multiplying the Market Price by the number of shares surrendered) equal to the Warrant Price, or (iii) any combination of (i) and (ii) as determined by the Holder. The persons entitled to the shares so purchased shall be treated for all purposes as the holders of such shares as of the close of business on the date of exercise and certificates for the shares of stock so purchased shall be delivered to the persons so entitled within a reasonable time, not exceeding thirty (30) days, after such exercise. Unless this warrant has expired, a new Warrant of like tenor and for such number of shares as the holder of this Warrant shall direct, representing in the aggregate the right to purchase a number of shares with respect to which this Warrant shall not have been exercised, shall also be issued to the holder of this Warrant within such time.

            b. In addition to and without limiting the rights of the Holder under any other terms set forth herein, the Holder shall have, upon written request by the Holder delivered or transmitted to the Company together with this Warrant, the right (the "Conversion Right") to require the Company to convert this Warrant into shares of Common Stock as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without any payment by the Holder) that number of shares of Common Stock that is equal to the quotient obtained by dividing (x) the value of this Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Price in effect immediately prior to the exercise of the Conversion Right from the aggregate current market value (determined by multiplying the Market Price by the applicable number of shares) of the Warrant Shares issuable upon exercise of this Warrant immediately prior to the exercise of the Conversion Right) by
(y) the Market Price immediately prior to the exercise of the Conversion Right. The Conversion Right may be exercised by the Holder by surrender of this Warrant at the principal office of the Company, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right. Certificates for shares of Common Stock issuable upon exercise of the Conversion Right shall be delivered to the Holder promptly following the Company's receipt of this Warrant together with the aforesaid written statement.

            c. (i) The Company shall have the right and option (the "Call Option"), at any time after redemption by the Company of its Series B Preferred Stock, to purchase the Warrant from the Holder in accordance with this Section.

               (ii) To exercise the Call Option, the Company shall give written notice to the Holder, specifying the date on which the purchase is to be completed (the "Call Option Purchase Date"), which shall not, without the agreement of the Holder, be fewer than 10 days or more than 30 days after the receipt of such notice.

               (iii) The purchase price payable upon exercise of the Call Option shall be equal to the aggregate number of Warrant Shares then purchasable under this Warrant times excess of the Market Price over Warrant Price then in effect; provided, that for purposes of this Section 2.c. Warrant Price and the number of Warrant Shares shall be adjusted to eliminate any prior adjustment pursuant to
Section 6.a. and any adjustment pursuant to Section 6.d. below as a result of the adjustment pursuant to Section 6.a., and Market Price shall be adjusted to take into account any previous adjustment under Section 6.a.

               (iv) On the Call Option Purchase Date, (1) the Holder shall assign this Warrant to the Company, without any representation or warranty other than that the Holder is conveying good and valid title thereto, free and clear of any lien, claim, encumbrance or restriction of any kind, and (2) the Company shall pay the purchase price (determined under subsection (iii)) to the Holder by (a) certified or official bank check or wire transfer of immediately available funds, or (b) delivery to the Holder of shares of the Company's Common Stock with an aggregate current market value (determined by multiplying the number of shares being delivered by the Market Price) equal to the purchase price; provided that such shares of Common Stock have been registered under the Securities Act of 1933 and is freely tradeable by the holder without restriction.

         3. Exchange. This Warrant is exchangeable, upon the surrender thereof by the holder thereof at the Principal Office of the Company, for new Warrants of like tenor registered in such holder's name and representing in the aggregate the right to purchase the number of shares purchasable under the Warrant being exchanged, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder at the time of such surrender.

         4. Transfer. Subject to compliance with the Securities Act of 1933 and the rules and regulations promulgated thereunder and restrictions on transfer set forth in the Securities Purchase Agreement, this Warrant is transferable, in whole or in part, at the Principal Office of the Company by the holder thereof, in person or by duly authorized attorney, upon presentation of the Warrant, properly endorsed, for transfer. Each holder of this Warrant, by holding it, agrees that the Warrant, when endorsed in blank, may be deemed negotiable, and that the holder thereof, when the Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with the Warrant as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrant, or to the transfer thereof on the books of the Company, any notice to the contrary notwithstanding.

         5. Certain Covenants of the Company. The Company covenants and agrees that all shares which may be issued upon the exercise of Warrants of this Series, will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the forgoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Warrant Price per share of the Common Stock issuable pursuant to the Warrants. The Company further covenants and agrees that during the period within which the rights represented by the Warrants may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by the Warrants, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by the Warrants.

         6. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants of this Series and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

            a. Adjustment to Warrant Price Due to Stock Split, Stock Dividend, Etc. If at any time when Warrants are outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the Warrant Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Warrant Price shall be proportionately increased. In such event, the Corporation shall notify the Holder of such change on or before the effective date thereof.

            b. Adjustment Due to Merger, Consolidation, Etc. If, at any time when Warrants are outstanding, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Company with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged),
(iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Warrants shall, upon being given at least thirty (30) days prior written notice of such transaction, thereafter have the right to purchase and receive upon exercise of Warrants, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of Warrants held by such holders had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Warrants to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Warrant Price and of the number of shares issuable upon exercise of the Warrants) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise thereof. The Company shall not effect any transaction described in this subsection (b) unless (i) each holder of Warrants has received written notice of such transaction at least thirty (30) days prior thereto, and (ii) the provisions of this paragraph have been complied with. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon exercise of the Warrants outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

            c. Adjustment due to Below Market Issuance. If at any time prior to the exercise of this Warrant in full, the Company shall (i) issue or sell any Common Stock or Common Stock Equivalents without consideration or for consideration per share (in cash, property or other assets) less than the Warrant Price or (ii) fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or Common Stock Equivalents (as hereinafter defined)) at a price (or having an exercise or conversion price per share) less than the Warrant Price, the Warrant Price shall be adjusted so that the Warrant Price shall equal such lower price. Any adjustments required by this Subsection shall be made immediately after such issuance or sale or record date, as the case may be. Such adjustments shall be made successively whenever such event shall occur. To the extent that shares of Common Stock (or Common Stock Equivalents) are not delivered in connection with such subscription rights, options or warrants, the Warrant Price shall be readjusted to the Warrant Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants not been made. In the case of an issue of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor, before deducting therefrom any discount or commission or other expenses allowed, paid or incurred by the Company for underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. In the case of an issue of additional Common Stock or Common Stock Equivalents for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Company's Board of Directors, irrespective of any accounting treatment. No adjustments to the Warrant Price or the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Subsection 6.c. for any transaction for which adjustment thereto is required to be made pursuant to any other provision of this Warrant, the exercise of Warrants or the conversion, exchange or exercise of any Common Stock Equivalents. No adjustments to the Warrant Price or the number of Warrant Shares issuable upon exercise of this Warrant shall be made as the result of the issuance of stock options to employees of the Company pursuant to any employee's employment agreement or an employee stock option plan. For purposes of this Subsection c., "Common Stock Equivalents" shall mean any subscription rights, options, warrants or other securities or rights convertible into, or exercisable or exchangeable for, shares of Common Stock.

            d. Adjustment of Number of Shares. Upon each adjustment in a Warrant Price pursuant to any provisions of this Section 6, the number of shares of Common Stock purchasable hereunder at that Warrant Price shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

         7. Notice of Adjustments. Whenever any of the Warrant Price or the number of shares of Common Stock purchasable under the terms of the Warrants at that Warrant Price shall be adjusted pursuant to Section 6 hereof, the Company shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Warrant Price and number of shares of Common Stock purchasable at that Warrant Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the registered holders of the Warrants.

         8. Registration Rights. Each present and future holder of Warrant Shares shall be entitled to the benefits of the registration rights granted pursuant to this Section 8.

            a. Definitions. For purposes of this Section 8:

               (i) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (ii) The term "Registrable Securities" means the Warrant Shares and all shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Warrant Shares excluding in all cases, however, any Registrable Securities (x) sold by a person in a transaction in which his rights under this
Section 8 are not assigned, (y) sold in a public offering registered under the Securities Act or (z) sold pursuant to Rule 144 promulgated under the Securities Act;

               (iii) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of Warrant Shares which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (iv) The term "Holder" means any person owning or having the right to acquire Registrable Securities;

               (v) The term "SEC" means the Securities and Exchange Commission; and

               (vi) The term "Securities Act" shall mean the Securities Act of 1933, as from time to time amended.

            b. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any shares of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to employees pursuant to stock option awards and/or to participants in a Company employee benefit or stock plan, or a registration on any form which does not include substantially the same information, other than information related to the selling stockholders or their plan of distribution, as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of the immediately preceding sentence and Section 8.e. hereof, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be so registered.

            c. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 8 with respect to the Registrable Securities of any selling Holder that such Holder shall have furnished to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            d. Expenses of Registration. The Company shall bear and pay all expenses incurred by it in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 8.b., including without limitation all registration, filing, and qualification fees, printers and accounting fees and all fees and disbursements of counsel for the Company relating or allocable thereto. The Company shall not pay any expenses incurred by a Holder in connection with any such registration, filing or qualification, including, but not limited to underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of any professional advisors (including attorneys and accountants) utilized by the selling Holders in connection with such registration, filing or qualification.

            e. Reduction of Registrable Securities Included in Registration Statement. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 8.b. hereof to include any of the Holders' securities in such underwriting unless they accept the customary and reasonable terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be allocated first among holders of Registrable Securities who have provided notice required by Section 8.b. and then to all other holders of securities subject to registration rights granted by the Company in proportion (as nearly as practicable) to the number of shares of securities requested to be included in such registration by such other holders and which would have been eligible for inclusion in such registration but for the application of this sentence, or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the provision of the preceding sentence concerning apportionment amongst the selling stockholders, for any selling stockholder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

            f. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.

         9. Restrictions on Sale. Notwithstanding any provision hereof to the contrary, the holder hereof may not transfer any Warrant Shares for a period of one (1) year following the date of ecercise of this Warrant, and the Company may issue appropriate stop transfer instructions to its transfer agent and place appropriate legends on certificates evidencing the Warrant Shares, provided that the foregoing restriction shall terminate upon redemption by the Company of all of the issued and outstanding shares of its Series B Preferred Stock.

         10. Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

         11. Fractional Shares. No fractional shares of the Company's Common Stock will be issued in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Warrant Price paid by the holder for its Warrant Shares upon such exercise.

         12. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it that any Warrant of this Series has been mutilated, destroyed, lost or stolen, and in the case of any destroyed, lost or stolen Warrant, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant, upon surrender and cancellation thereof, the Company will execute and deliver in the Holder's name, in exchange and substitution for the Warrant so mutilated, destroyed, lost or stolen, a new Warrant of like tenor substantially in the form thereof with appropriate insertions and variations.

         13. Computations. The certificate of any firm of independent public accountants of recognized standing selected by the Company shall be conclusive evidence of the correctness of any computation under Warrants of this Series.

         14. Headings. The descriptive headings of the several sections of these warrants are inserted for convenience only and do not constitute a part of these Warrants.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on the date of this Warrant.

                                                       CONMAT TECHNOLOGIES, INC.

         [CORPORATE SEAL]

                                                        By: /s/ Paul A. DeJuliis




Attest:__________________________________

                                                                         Rider A


                               PURCHASE AGREEMENT



Date:_________________________

         TO:

                  The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to purchase ______________________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by this Warrant.



Signature:________________________________



Address:__________________________________


                                      * * *


                                   ASSIGNMENT

                  For Value Received, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered by such Warrant, to:

      NAME OF ASSIGNEE            ADDRESS            NO. OF SHARES
      ----------------            -------            -------------






       Dated:
Signature:________________________________




Witness:__________________________________



                                      -12-